Exhibit 99.1

. IMPORTANT SPECIAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, December 12, 2011 Vote by Internet Log on to the Internet and go to www.investorvote.com/JAZZ Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. X Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4, 5 and 6. 1. To adopt the Agreement and Plan of Merger and Reorganization, or the merger agreement, dated as of September 19, 2011, by and among Jazz Pharmaceuticals, Inc., Azur Pharma Public Limited Company (formerly Azur Pharma Limited), a public limited company formed under the laws of Ireland, Jaguar Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Azur Pharma Public Limited Company, and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma Public Limited Company securityholders, and to approve the merger contemplated thereby. For Against Abstain For Against Abstain + For Against Abstain 2. To approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals, Inc. and its named executive officers relating to the merger contemplated by the merger agreement, as described in the accompanying proxy statement/prospectus. For Against Abstain 3. To approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan. For Against Abstain 4. To approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan. B Non-Voting Items Change of Address — Please print your new address below. 5. To approve the creation or increase of “distributable reserves” of Jazz Pharmaceuticals plc, which are required under Irish law in order to allow Jazz Pharmaceuticals plc to make distributions and to pay dividends and repurchase or redeem shares following completion of the merger contemplated by the merger agreement, as described in the accompanying proxy statement/prospectus. For Against Abstain 6. To approve the adjournment of the Jazz Pharmaceuticals, Inc. special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Jazz Pharmaceuticals, Inc. special meeting to adopt the merger agreement and approve the merger contemplated by the merger agreement. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. +

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — JAZZ PHARMACEUTICALS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS OF JAZZ PHARMACEUTICALS, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2011. The undersigned hereby appoints Bruce C. Cozadd, Kathryn E. Falberg and Carol A. Gamble, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Jazz Pharmaceuticals, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at 3180 Porter Drive, Palo Alto, California 94304, on Monday, December 12, 2011 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Items to be voted apprear on reverse side.)